Exhibit 99.3

Statement of Chief Financial Office of ScanSource, Inc.
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to § 906
of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of ScanSource, Inc. (the “Company”) on Form 10-K for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffery A. Bryson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JEFFERY A. BRYSON

Jeffery A. Bryson Chief Financial Officer

September 27, 2002